Exhibit 99.1

NEWS RELEASE

LA-Z-BOY APPOINTS RAZA HAIDER TO BOARD OF DIRECTORS

MONROE, Mich., June 28, 2023 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced that Raza S. Haider has been named to its Board of Directors, effective yesterday. He will serve on the Nominating and Governance Committee. The appointment expands the Board to 11 members.

Mr. Haider is the Chief Product and Supply Chain Officer of Bose Corporation. At Bose, he is responsible for designing strategic innovations for the brand’s broad product portfolio to better connect with consumers. Prior to joining Bose, he was Senior Vice President at Dell Technologies, Inc. where he was most recently the general manager of Dell’s global consumer PC and Client Peripheral business and before that, led various product development groups. Raza’s 23-year career includes a diverse set of experiences at other global companies, including McKinsey and Adventis.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We are delighted to have an individual of Raza’s experience join our Board of Directors. He is a seasoned executive who has a track record of establishing design thinking to enhance engagement with an evolving consumer. Additionally, with his unique background of delivering transformational solutions that stay true to the brand’s core mission and values, he will undoubtedly make a significant contribution to our Board’s oversight as we execute our Century Vision growth strategy over the long term.”

Michael T. Lawton, Chair of the Board, said, “Raza’s appointment is reflective of our strong commitment to ongoing refreshment of the Board. In addition to bringing to La-Z-Boy a breadth of experience in the consumer space, his pragmatic approach and e-commerce savvy will serve the company well. The Board and the Executive Leadership Team look forward to working with him.”

Before joining Dell, Haider spent seven years at McKinsey & Company, consulting for clients in the technology, media, and communications sectors. Raza holds a bachelor’s degree in Economics and Psychology from Ohio Wesleyan University. In addition, Raza is an active angel investor and mentor for startups in business incubators based in Austin, TX.

A full listing of the La-Z-Boy Incorporated Board of Directors may be found at: https://lazboy.gcs-web.com/corporate-governance/board-of-directors.

Investor Relations Contact
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy
La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes La-Z-Boy, England, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 171 of the 349 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.

The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 349 stand-alone La-Z-Boy Furniture Galleries® stores and 522 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.

Cautionary Note Regarding Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2023 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information
This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

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